UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

WILLIAMS CONTROLS, INC.
(Exact name of registrant as specified in its charter)
Delaware	84-1099587
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue
Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates:	N/A	(if Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

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Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered

This registration statement on Form 8-A relates to the registration of common stock, par value $0.01 per share (the “Common Stock”), of Williams Controls, Inc., a Delaware corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with the listing of the Common Stock on the New York Stock Exchange Amex (“NYSE Amex”).  The Common Stock was previously registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, by the registration statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2006 (File No. 001-33066).  The Common Stock is presently quoted on the Nasdaq Global Market (“Nasdaq”).  Upon the commencement of trading of Common Stock on the NYSE Amex, the Company intends to voluntarily withdraw its listing of Common Stock on Nasdaq.

The description of the Company’s Common Stock to be registered hereunder is incorporated by reference from the description of such shares under the caption “DESCRIPTION AND PRICE RANGE OF CAPITAL STOCK” contained in the Registration Statement on Form S-1 (File No. 333-125590), as amended, originally filed with the SEC on June 7, 2005, and from the Form 8-K filed with the SEC by the registrant on March 20, 2006 (File No. 000-18083).

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WILLIAMS CONTROLS, INC.

Dated:	November 23, 2011

By:	/s/ DENNIS E. BUNDAY

Dennis E. Bunday
Executive Vice President and Chief
Financial Officer

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